EXHIBIT 99.1
FOR IMMEDIATE RELEASE
QUALCOMM Contact:
Bill Davidson
Vice President, Investor Relations
1-(858) 658-4813 (ph) 1-(858)651-9303(fax)
e-mail: ir@qualcomm.com
QUALCOMM Announces Third Quarter Fiscal 2006 Results
Revenues $1.95 Billion, Diluted EPS $0.37
Pro Forma Revenues $1.95 Billion, Diluted EPS $0.42
Fourth Consecutive Quarter of Record Revenues and Chip Shipments;
Financial Guidance Increased for Fiscal 2006
SAN DIEGO — July 19, 2006 — QUALCOMM Incorporated (NASDAQ: QCOM) today announced results for the third fiscal quarter ended June 25, 2006.
Total QUALCOMM (GAAP) Third Quarter Results:
Total QUALCOMM results are reported in accordance with Generally Accepted Accounting Principles (GAAP).
•	Revenues: $1.95 billion, up 44 percent year-over-year and 6 percent sequentially.

•	Net income: $643 million, up 15 percent year-over-year and 8 percent sequentially.

•	Diluted earnings per share: $0.37, up 12 percent year-over-year and 9 percent sequentially.

•	Effective tax rate: 22 percent for the quarter and estimated for fiscal 2006.

•	Estimated share-based compensation: $83 million, net of tax.

•	Operating cash flow: $816 million, up 56 percent year-over-year; 42 percent of revenue.

•	Return of capital to stockholders: $1.37 billion in the third quarter, including $202 million of cash dividends, or $0.12 per share, and $1.17 billion to repurchase 26.4 million shares of our common stock. After the end of the third fiscal quarter, we repurchased an additional 5.6 million shares for $238 million, with fiscal 2006 repurchases to date totaling 32.0 million shares for $1.40 billion.
QUALCOMM Pro Forma Third Quarter Results:
Pro forma results exclude the QUALCOMM Strategic Initiatives (QSI) segment, estimated share-based compensation, tax benefits related to prior years and acquired in-process research and development (R&D) expense.
•	Revenues: $1.95 billion, up 44 percent year-over-year and 6 percent sequentially.

•	Net income: $726 million, up 56 percent year-over-year and 3 percent sequentially.

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 2 of 21
•	Diluted earnings per share: $0.42, up 50 percent year-over-year and 2 percent sequentially; excludes $0.05 loss per share attributable to estimated share-based compensation.

•	Effective tax rate: 26 percent for the quarter and estimated for fiscal 2006.

•	Free cash flow: $795 million, up 116 percent year-over-year; 41 percent of revenue. (Defined as net cash from operating activities less capital expenditures)
Detailed reconciliations between total QUALCOMM (GAAP) results and QUALCOMM pro forma results and cash flows are included at the end of this news release. Prior period reconciliations are presented on our Investor Relations web page at www.qualcomm.com.
“Our results this quarter were driven by continued customer demand for our broadly segmented chipsets with particular strength in 1xEV-DO and WCDMA,” said Dr. Paul E. Jacobs, chief executive officer of QUALCOMM. “WCDMA handset shipments continue to increase and WCDMA Mobile Station Modem™ (MSM™) unit shipments increased 24 percent from the March quarter.”
“We shipped a record number of cell site modem voice-equivalent channel elements in the quarter, which was primarily driven by demand for our EV-DO Rev A CSM6800™ solution. Several operators, including KDDI, Sprint Nextel, Telecom New Zealand and Verizon have announced plans to upgrade their CDMA networks to EV-DO Rev A technology as early as this calendar year. CDMA subscribers and enterprise customers worldwide will soon benefit from the unmatched broadband performance of EV-DO Rev A. In addition, voice over internet protocol (VoIP) on EV-DO Rev A will enable in-band migration to fully packet-based networks and ultimately to much higher data rates via EV-DO Rev B multi-carrier operation. We are currently developing VoIP capabilities and data rate enhancement techniques for WCDMA/HSPA networks as well.”
“This quarter also demonstrated QUALCOMM’s continued focus on enhancing stockholder value. Our balance sheet strength and unique business model provide significant financial flexibility to increase cash dividends and repurchase shares while we continue to grow our R&D investments for the many business opportunities we see ahead.”

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 3 of 21
Cash and Marketable Securities
QUALCOMM’s cash, cash equivalents and marketable securities totaled approximately $9.5 billion at the end of the third quarter of fiscal 2006, compared to $10.2 billion at the end of the prior quarter and $7.9 billion a year ago. The decrease from the prior quarter was primarily attributable to stock repurchases in the third quarter. We also sold four put options in connection with our stock repurchase program which, if exercised, will require us to repurchase an additional 4 million shares of our common stock for $182 million, net of premiums received. On July 7, 2006, we announced a cash dividend of $0.12 per common share payable on September 22, 2006 to stockholders of record at the close of business on August 25, 2006.
Estimated Share-Based Compensation
In the first quarter of fiscal 2006, we adopted the revised Statement of Financial Accounting Standards No. 123, Share-Based Payment (FAS 123R), which requires that share-based compensation be recorded in our financial statements. We implemented FAS 123R using the modified prospective method. Under this method, prior periods are not revised for comparative purposes. Estimated share-based compensation is included in operating expenses, however, it is not allocated to business segments or included in pro forma results because we do not consider it relevant when evaluating the operating performance of our business. Total QUALCOMM (GAAP) net income for the third quarter of fiscal 2006 included estimated share-based compensation of $83 million, net of tax, or $0.05 per share.
Research and Development

		Estimated		Total
	QUALCOMM	Share-Based		QUALCOMM
($ in millions)	Pro Forma	Compensation	QSI	(GAAP)

Third quarter fiscal 2006	$322	$56	$17	$395
Third quarter fiscal 2005	$246	$—	$13	$259
Year-over-year change	31%		31%	53%
Pro forma R&D expenses increased 31 percent year-over-year, primarily due to additional engineering resources for the development of integrated circuit products and other initiatives to support low-cost phones, multimedia applications, high-speed wireless Internet access and multimode, multiband, multinetwork products and technologies, including CDMA2000, 1xEV-DO, EV-DO Rev. A, WCDMA (including GSM/GPRS/EDGE), HSDPA, HSUPA and OFDMA, and the development of our iMoD™ display products using MEMS technology. QSI R&D expenses increased year-over-year primarily due to increased R&D activities related to MediaFLO™ USA.

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 4 of 21
Selling, General and Administrative

		Estimated		Total
	QUALCOMM	Share-Based		QUALCOMM
($ in millions)	Pro Forma	Compensation	QSI	(GAAP)

Third quarter fiscal 2006	$214	$60	$19	$293
Third quarter fiscal 2005	$151	$—	$(1)	$150
Year-over-year change	42%		N/M	95%
Pro forma selling, general and administrative (SG&A) expenses increased 42 percent year-over-year, largely attributable to increases in employee related expenses to support our growing worldwide customer base and professional fees related to legal activities. The year-over-year increase in QSI SG&A expenses is primarily related to MediaFLO USA and the effect of other income in the prior year’s quarter.
Effective Income Tax Rate
Our fiscal 2006 estimated annual effective income tax rates and our third quarter effective income tax rates are approximately 22 percent for total QUALCOMM (GAAP) and 26 percent for QUALCOMM pro forma.
QUALCOMM Strategic Initiatives
The QSI segment includes our strategic investments, including our MediaFLO USA subsidiary, and related income and expenses. Total QUALCOMM (GAAP) results for the third quarter of fiscal 2006 included break-even results for the QSI segment compared to $0.05 diluted earnings per share in the third quarter of fiscal 2005. The third quarter of fiscal 2006 QSI results included $36 million in operating expenses, primarily related to MediaFLO USA, and $4 million in other-than-temporary losses on other investments, partially offset by $12 million in realized gains on investments. In addition to the tax benefit applicable to its loss before tax, the QSI segment includes the tax benefit resulting from an increase in the forecast of our ability to use capital loss carryforwards.

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 5 of 21
Business Outlook
The following statements are forward-looking and actual results may differ materially. Please see “Note Regarding Forward-Looking Statements” at the end of this news release for a description of certain risk factors and QUALCOMM’s annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of risks. Due to their nature, certain income and expense items, such as realized investment gains or losses in QSI, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast. Accordingly, the Company excludes forecasts of such items from its business outlook, and actual results may vary materially from the business outlook if the Company incurs any such income or expense items.
The following table summarizes total QUALCOMM (GAAP) and QUALCOMM pro forma guidance for the fourth quarter of fiscal 2006 based on the current business outlook. Total QUALCOMM (GAAP) guidance for the fourth fiscal quarter of 2006 includes approximately $0.05 diluted loss per share related to estimated share-based compensation. Estimated share-based compensation in future periods may vary materially from the business outlook as the methodology used to calculate this estimate is dependent on a variety of assumptions which are subject to market fluctuations and other factors. A pro forma business outlook is provided below consistent with the presentation of pro forma results provided elsewhere herein.

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 6 of 21
The following estimates are approximations and are based on the current business outlook:
Business Outlook Summary
FOURTH QUARTER

Current Guidance
	Q4’05	Q4’06
	Results	Estimates
QUALCOMM Pro Forma
Revenues	$1.56B	$1.88B-$1.98B
Year-over-year change		increase 21% — 27%
Diluted earnings per share (EPS)	$0.32	$0.39-$0.41
Year-over-year change		increase 22% — 28%
Total QUALCOMM (GAAP)
Revenues	$1.56B	$1.88B-$1.98B
Year-over-year change		increase 21% — 27%
Diluted earnings per share (EPS)	$0.32	$0.33-$0.35
Year-over-year change		increase 3% — 9%
Diluted EPS attributable to QSI	$0.00	($0.01)
Diluted EPS attributable to estimated share-based compensation	n/a	($0.05)
Metrics
MSM Shipments	approx. 40M	approx. 53M — 56M
CDMA/WCDMA handset units shipped	approx. 48M*	approx. 67M — 70M*
CDMA/WCDMA handset unit wholesale average selling price	approx. $213*	approx. $215*
*Shipments in June quarter, reported in Sept. quarter
FISCAL YEAR

		Prior Guidance	Current Guidance
	FY 2005	FY 2006	FY 2006
	Results	Estimates	Estimates
QUALCOMM Pro Forma
Revenues	$5.67B	$7.1B-$7.4B	$7.4B-$7.5B
Year-over-year change		increase 25% — 30%	increase 30% — 32%
Diluted earnings per share (EPS)	$1.16	$1.53-$1.57	$1.61-$1.63
Year-over-year change		increase 32% — 35%	increase 39% — 41%
Total QUALCOMM (GAAP)
Revenues	$5.67B	$7.1B-$7.4B	$7.4B-$7.5B
Year-over-year change		increase 25% — 30%	increase 30% — 32%
Diluted earnings per share (EPS)	$1.26	$1.31-$1.35	$1.40-$1.42
Year-over-year change		increase 4% — 7%	increase 11% — 13%
Diluted EPS attributable to in-process R&D	n/a	($0.01)	($0.01)
Diluted EPS attributable to QSI	$0.06	($0.04)	($0.03)
Diluted EPS attributable to estimated share-based compensation	n/a	($0.20)	($0.20)
Diluted EPS attributable to tax benefit related to prior years	$0.04	$0.03	$0.03
Metrics
Fiscal year* CDMA/WCDMA handset unit wholesale average selling price	approx. $215	approx. $207	approx. $213
*Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Handset Estimates

		Prior Guidance	Current Guidance
		Calendar 2006	Calendar 2006
CDMA/WCDMA handset unit shipments	Calendar 2005	Estimates	Estimates
March quarter actuals	approx. 43M	approx. 65M — 66M	approx. 66M
June quarter	approx. 48M	not provided	approx. 67M — 70M
September quarter	approx. 52M	not provided	not provided
December quarter	approx. 67M	not provided	not provided
Calendar year range	approx. 210M	approx. 275M — 290M	approx. 285M — 295M
	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	approx. 210M	approx. 283M	approx. 290M
CDMA units	approx. 160M	approx. 187M	approx. 190M
WCDMA units	approx. 50M	approx. 96M	approx. 100M
Sums may not equal totals due to rounding

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 7 of 21
Results of Business Segments (in millions, except per share data):
Third Quarter — Fiscal Year 2006

						Estimated		Total
				Reconciling	QUALCOMM	Share-Based		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	QSI (4)	(GAAP)
Revenues	$1,133	$683	$162	$(27)	$1,951	$—	$—	$1,951
Change from prior year	48%	52%	(1%)	N/M	44%	—	—	44%
Change from prior quarter	11%	1%	0%	N/M	6%	—	—	6%
EBT	$303	$619	$19	$35	$976	$(126)	$(26)	$824
Change from prior year	63%	52%	58%	N/M	49%	N/M	N/M	20%
Change from prior quarter	20%	(1%)	19%	N/M	1%	N/M	N/M	5%
Net income (loss)					$726	$(83)	$—	$643
Change from prior year					56%	N/M	N/M	15%
Change from prior quarter					3%	N/M	N/M	8%
Diluted EPS					$0.42	$(0.05)	$—	$0.37
Change from prior year					50%	N/M	N/M	12%
Change from prior quarter					2%	N/M	N/M	9%
Diluted shares used					1,728	1,728	1,728	1,728
Second Quarter — Fiscal Year 2006

						Estimated			Total
				Reconciling	QUALCOMM	Share-Based	In-Process		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	R&D (3)	QSI (4)	(GAAP)
Revenues	$1,018	$679	$162	$(25)	$1,834	$—	$—	$—	$1,834
EBT	252	626	16	68	962	(120)	(21)	(36)	785
Net income (loss)					706	(78)	(21)	(14)	593
Diluted EPS					$0.41	$(0.05)	$(0.01)	$(0.01)	$0.34
Diluted shares used					1,721	1,721	1,721	1,721	1,721
Third Quarter — Fiscal Year 2005

								Total
				Reconciling	QUALCOMM	Tax		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Adjustments (5)	QSI (4)	(GAAP)
Revenues	$766	$448	$164	$(20)	$1,358	$—	$—	$1,358
EBT	186	407	12	51	656	—	30	686
Net income					465	16	79	560
Diluted EPS					$0.28	$0.01	$0.05	$0.33
Diluted shares used					1,683	1,683	1,683	1,683
Fourth Quarter — Fiscal Year 2005

							Total
				Reconciling	QUALCOMM		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	QSI (4)	(GAAP)
Revenues	$912	$497	$170	$(19)	$1,560	$—	$1,560
EBT	266	451	21	75	813	(27)	786
Net income (loss)					543	(5)	538
Diluted EPS					$0.32	$—	$0.32
Diluted shares used					1,686	1,686	1,686
Twelve Months — Fiscal Year 2005

								Total
				Reconciling	QUALCOMM	Tax Adjustments		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	(5)(6)	QSI (4)	(GAAP)
Revenues	$3,290	$1,839	$644	$(100)	$5,673	$—	$—	$5,673
EBT	852	1,663	57	227	2,799	—	10	2,809
Net income					1,970	71	102	2,143
Diluted EPS					$1.16	$0.04	$0.06	$1.26
Diluted shares used					1,694	1,694	1,694	1,694
Nine Months — Fiscal Year 2006

						Estimated				Total
				Reconciling	QUALCOMM	Share-Based	Tax	In-Process		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	Adjustment (7)	R&D (3)	QSI (4)	(GAAP)
Revenues	$3,184	$1,926	$491	$(74)	$5,527	$—	$—	$—	$—	$5,527
Change from prior year	34%	44%	4%	N/M	34%	—	—	—	—	34%
EBT	$855	$1,762	$52	$176	$2,845	$(368)	$—	$(21)	$(110)	$2,346
Change from prior year	46%	45%	41%	N/M	43%	N/M	—	—	N/M	16%
Net income (loss)					$2,098	$(243)	$56	$(21)	$(34)	$1,856
Change from prior year					47%	N/M	N/M	N/M	N/M	16%
Diluted EPS					$1.22	$(0.14)	$0.03	$(0.01)	$(0.02)	$1.08
Change from prior year					45%	N/M	N/M	N/M	N/M	14%
Diluted shares used					1,717	1,717	1,717	1,717	1,717	1,717
Nine Months — Fiscal Year 2005

				Reconciling	QUALCOMM	Tax Adjustments		Total QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	(5)(6)	QSI (4)	(GAAP)
Revenues	$2,378	$1,342	$473	$(81)	$4,112	$—	$—	$4,112
EBT	586	1,212	37	151	1,986	—	37	2,023
Net income					1,427	71	107	1,605
Diluted EPS					$0.84	$0.04	$0.06	$0.95
Diluted shares used					1,697	1,697	1,697	1,697

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 8 of 21
(1)	Reconciling items related to revenues consist primarily of other non-reportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of corporate expenses, charges that are not allocated to the segments for management reporting purposes, unallocated net investment income, non-reportable segment results, interest expense and the elimination of intercompany profit.

(2)	During the first quarter of fiscal 2006, the Company adopted the fair value recognition provisions of FAS 123R using a modified prospective application. Under this method, prior periods are not revised for comparative purposes. Share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to our segments as these estimated costs are not considered relevant by management in evaluating segment performance.

(3)	During the second quarter of fiscal 2006, the Company recorded $21 million of expenses related to acquired in-process R&D associated with the acquisitions of Berkana Wireless Inc. and Flarion Technologies, Inc. For fiscal 2006 pro forma presentation, results have been adjusted to exclude these expenses as they are unrelated to the Company’s ongoing core operating businesses and are also not allocated to our segments as these costs are not considered relevant by management in evaluating segment performance.

(4)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, will equal the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma, the tax adjustment column and the tax provision related to estimated share-based compensation from the tax provision for total QUALCOMM (GAAP).

(5)	During the third quarter of fiscal 2005, the Company made an election to compute its California tax on the basis of its U.S. operations only, which resulted in a $38 million tax benefit. Our effective tax rate in the third quarter of fiscal 2005 for total QUALCOMM (GAAP) includes a $16 million tax benefit, or $0.01 diluted earnings per share, for this California tax election related to fiscal 2004. For fiscal 2005 pro forma presentation, results have been adjusted to exclude the tax benefit attributable to fiscal 2004.

(6)	During the second quarter of fiscal 2005, the Company decreased its estimate of R&D costs allocable to the Company’s foreign operations under an intercompany cost sharing agreement. Due to this change in estimate, the effective tax rate in the second quarter for total QUALCOMM (GAAP) included a $55 million benefit, or $0.03 diluted earnings per share, related to fiscal 2004. For fiscal 2005 pro forma presentation, results have been adjusted to exclude the tax benefit attributable to fiscal 2004.

(7)	During the first quarter of fiscal 2006, the Company recorded a $56 million tax benefit, or $0.03 per share, related to the expected impact of prior year tax audits completed during the quarter. For fiscal 2006 pro forma presentation, results have been adjusted to exclude this tax benefit attributable to prior years.
N/M — Not Meaningful
Sums may not equal totals due to rounding.
Business Segment Information
QUALCOMM CDMA Technologies (QCT)
•	For the fourth consecutive quarter, we shipped a record number of MSM chips. Approximately 55 million MSM chips were shipped to customers worldwide during the third quarter of fiscal 2006, compared to approximately 36 million units in the same quarter of fiscal 2005 and approximately 49 million units in the second quarter of fiscal 2006.

•	We shipped a record number of cell site modem voice-equivalent channel elements in the quarter. This record was primarily driven by demand for the EV-DO Rev. A CSM6800 solution.

•	We sampled the first 65 nanometer (nm) chipset for EV-DO Rev. A ahead of schedule. Commercial devices based on EV-DO Rev. A are expected before the end of calendar year 2006.

•	Our WCDMA product portfolio was reinforced by the early sampling of three additional WCDMA/HSDPA chipsets in 65nm, which will help drive the migration of wireless users to 3G.

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 9 of 21
•	We introduced the Universal Broadcast Modem, or UBM product, that will allow manufacturers to leverage a common platform that supports FLO™ (Forward Link-Only), DVB-H, and one-segment ISDB-T for mobile TV on wireless devices.

•	We announced collaboration with Microsoft which features integrated support for Windows Mobile on Convergence Platform chipsets for EV-DO/EV-DO Rev. A and HSDPA/HSUPA networks. This joint effort will result in a wider range of Windows Mobile Smartphones leveraging MSM solutions to be available by early 2007.
QUALCOMM Technology Licensing (QTL)
•	In the third quarter of fiscal 2006, five new licensees entered into CDMA license agreements including our first licensee in India. Two companies entered into licenses for CDMA2000 and three companies entered into licenses for WCDMA. In addition, two existing CDMA2000 licensees signed amendments expanding their license to include WCDMA.

•	We entered into a royalty bearing license agreement with a licensee covering sales by that licensee of subscriber units implementing OFDM/OFDMA technologies, including WiMax, for a total of two OFDM/OFDMA licensees.

•	Licensee information for the second quarter of fiscal 2006 as reported by licensees in the third quarter of fiscal 2006:
•	Worldwide shipments of approximately 66 million CDMA2000 and WCDMA subscriber units at an average selling price of approximately $213 were reported.

•	We estimate WCDMA royalties contributed approximately 47 percent of total royalties reported compared to approximately 46 percent reported in the prior quarter and approximately 36 percent in the year ago quarter.
QUALCOMM Wireless & Internet Group (QWI)
QUALCOMM Internet Services (QIS)
•	QUALCOMM has 69 BREW® customers in 31 countries. In June 2006, we announced that publishers and developers have earned more than $700 million in revenues to date from the sale of BREW applications and services, compared to the more than $350 million announced in June 2005, evidencing the continued growth and success of the entire BREW wireless value chain.

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 10 of 21
QUALCOMM Wireless Business Solutions® (QWBS)
•	We shipped approximately 10,700 satellite-based systems (OmniTRACS®, EutelTRACS™ and TruckMAIL™) in the third quarter of fiscal 2006, compared to approximately 13,800 in the third quarter of fiscal 2005 and approximately 8,200 in the second quarter of fiscal 2006. This brings the cumulative total satellite-based systems shipped worldwide to more than 597,000.

•	We shipped approximately 5,500 terrestrial-based systems (OmniExpress®, GlobalTRACS® and T2 Untethered TrailerTRACS™) in the third quarter of fiscal 2006, compared to approximately 19,600 terrestrial-based systems in the third quarter of fiscal 2005 and approximately 8,000 terrestrial-based systems in the second quarter of fiscal 2006. This brings the cumulative total terrestrial-based systems shipped worldwide to nearly 114,000.
QUALCOMM Strategic Initiatives (QSI)
•	QUALCOMM’s subsidiary, MediaFLO USA Inc. (MediaFLO USA), opened its Broadcast Operation Center (BOC) and Network Operations Center (NOC) in San Diego. Currently, MediaFLO USA is using the BOC and NOC to conduct service trials and in preparation for Verizon Wireless’ expected launch of MediaFLO services.
Other
•	In July 2006, the Telecommunications Industry Association (TIA) officially approved publication of the FLO Air Interface Specification (AIS). The AIS was the first technical specification produced and approved by the FLO Forum, an association of 45 wireless industry leaders committed to advancing the global standardization of FLO technology. The FLO Forum is playing a key role in making FLO specifications open and uniform for developers, which aligns with the TIA’s desire to standardize the technologies needed by industry for use in Terrestrial Mobile Multimedia Multicast.

•	We entered into a nonbinding letter of intent with British Sky Broadcasting Limited (BSkyB) in May 2006 to conduct technical trials of our MediaFLO technology in the United Kingdom.

•	In May 2006, we announced that the issuance of certain patents to our subsidiary QUALCOMM Flarion Technologies triggered the payment of additional consideration valued at approximately $205 million to the former stockholders and option holders of

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 11 of 21
Flarion Technologies, Inc., of which $197 million was recorded as goodwill with the remainder expected to be recorded as share-based compensation over the vesting periods of the related options.
Conference Call
QUALCOMM’s third quarter fiscal 2006 earnings conference call will be broadcast live on July 19, 2006 beginning at 1:45 p.m. Pacific Daylight Time on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on July 19, 2006 beginning at approximately 5:30 p.m. (PDT) through August 2, 2006 at 5:30 p.m. (PDT). To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 7439642. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.
Editor’s Note: If you would like additional information on QUALCOMM, please view the QUALCOMM press room at http://www.qualcomm.com/press/index.html.
QUALCOMM Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., QUALCOMM is included in the S&P 500 Index and is a 2006 FORTUNE 500® company traded on The Nasdaq Stock Market® under the ticker symbol QCOM.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis, (ii)

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 12 of 21
to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QUALCOMM CDMA Technologies, QUALCOMM Technology Licensing and QUALCOMM Wireless & Internet segments, and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income, net investment income, income before income taxes, effective tax rate, net income, diluted earnings per share, operating cash flow and free cash flow.
Pro forma information used by management excludes the QUALCOMM Strategic Initiatives (QSI) segment, estimated share-based compensation, certain tax benefits related to prior years and acquired in-process R&D expense. The QSI segment is excluded because the Company expects to exit its strategic investments at various times and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Estimated share-based compensation is excluded because management views the valuation of options and other share-based compensation as theoretical and unrelated to the Company’s operational performance as it is affected by factors that are subject to change on each grant date including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Moreover, it is not an expense that requires or will require cash payment by the Company. Certain tax benefits related to prior years are excluded in order to provide a clearer understanding of the Company’s ongoing tax rate and after tax earnings. Acquired in-process R&D expense in fiscal 2006 is excluded because such expense is incurred infrequently and is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by eliminating the episodic impact of strategic investments in QSI and items such as acquired in-process R&D, as well as the inherent, non-operational volatility of share-based compensation. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 13 of 21
The Company’s management uses pro forma cash flow information including marketable securities to analyze increases and decreases in certain of its liquid assets, comprised of cash, cash equivalents and marketable securities. Management views certain marketable securities as liquid assets available on short notice to fund operations, acquisitions, strategic initiatives, stock repurchases and dividends even though these marketable securities do not meet the definition of cash equivalents in accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows.” The GAAP statements of cash flows present the purchases and sales of marketable securities as inflows and outflows. For internal analysis of the Company’s cash position, management does not view these transactions as inflows and outflows from the business, but as cash management transactions. The Company believes that this non-GAAP presentation is a helpful and practical measure of the Company’s liquidity.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, pro forma is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total QUALCOMM (GAAP) results and QUALCOMM pro forma results and total QUALCOMM (GAAP) cash flow and QUALCOMM pro forma changes in cash, cash equivalents and marketable securities are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of development, deployment and commercial acceptance of CDMA-

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 14 of 21
based networks and CDMA-based technology, including CDMA2000 1X, 1xEV-DO, WCDMA and HSDPA both domestically and internationally; our dependence on major customers and licensees; fluctuations in the demand for CDMA-based products, services or applications; foreign currency fluctuations; strategic loans, investments and transactions the Company has or may pursue; our dependence on third party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; developments in current and future litigation; the development, deployment and commercial acceptance of the MediaFLO USA network and FLO technology; as well as the other risks detailed from time-to-time in the Company’s SEC reports.
###
© 2006 QUALCOMM Incorporated. All rights reserved. QUALCOMM is a registered trademark of QUALCOMM Incorporated. CDMA2000® is a registered trademark of the Telecommunications Industry Association. All other trademarks are the property of their respective owners.

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 15 of 21
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM RESULTS
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 25, 2006
			Estimated			Total
	QUALCOMM		Share-Based			QUALCOMM
	Pro Forma		Compensation	QSI		(GAAP)
Revenues:
Equipment and services	$1,240		$—	$—		$1,240
Licensing and royalty fees	711		—	—		711

Total revenues	1,951		—	—		1,951

Operating expenses:
Cost of equipment and services revenues	549		10	—		559
Research and development	322		56	17		395
Selling, general and administrative	214		60	19		293

Total operating expenses	1,085		126	36		1,247

Operating income (loss)	866		(126)	(36)		704

Investment income, net	110	(a)	—	10	(b)	120

Income (loss) before income taxes	976		(126)	(26)		824
Income tax (expense) benefit	(250	)(c)	43	26	(d)	(181	)(c)

Net income (loss)	$726		$(83)	$—		$643

Earnings (loss) per common share:
Diluted	$0.42		$(0.05)	$—		$0.37

Shares used in per share calculations:
Diluted	1,728		1,728	1,728		1,728

Supplemental Financial Data:
Operating Cash Flow	$954	$(103	)(f)	$(35)	$816
Operating Cash Flow as a % of Revenue	49%				42%

Free Cash Flow (e)	$795	$(103	)(f)	$(58)	$634
Free Cash Flow as a % of Revenue	41%				32%

(a)	Includes $117 million in interest and dividend income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, and $22 million in net realized gains on investments, partially offset by $24 million in losses on derivative instruments, primarily related to the increase in the fair value of the put option liabilities related to our share repurchase program, and $5 million in other-than-temporary losses on investments.

(b)	Includes $12 million in net realized gains on investments and $3 million in interest and dividend income, partially offset by $4 million in other-than-temporary losses on investments and $1 million in interest expense.

(c)	The third quarter of fiscal 2006 tax rate of 22% for total QUALCOMM (GAAP) and 26% for QUALCOMM pro forma are consistent with the fiscal year 2006 estimated effective tax rates.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, will equal the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma and the tax provision related to estimated share-based compensation from the tax provision for total QUALCOMM (GAAP).

(e)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Condensed Consolidated Statements of Cash Flows and Marketable Securities for the three months ended June 25, 2006, included herein.

(f)	Tax benefits from stock options exercised during the quarter.

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 16 of 21
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM RESULTS
(In millions, except per share data)
(Unaudited)

	Nine Months Ended June 25, 2006
			Estimated					Total
	QUALCOMM		Share-Based	Tax	In-Process			QUALCOMM
	Pro Forma		Compensation	Adjustment	R&D	QSI		(GAAP)
Revenues:
Equipment and services	$3,512		$—	$—	$—	$—		$3,512
Licensing and royalty fees	2,015		—	—	—	—		2,015

Total revenues	5,527		—	—	—	—		5,527

Operating expenses:
Cost of equipment and services revenues	1,564		32	—	—	—		1,596
Research and development	897		160	—	21	48		1,126
Selling, general and administrative	570		176	—	—	49		795

Total operating expenses	3,031		368	—	21	97		3,517

Operating income (loss)	2,496		(368)		(21)	(97)		2,010

Investment income (expense), net	349	(a)	—	—	—	(13	)(b)	336

Income (loss) before income taxes	2,845		(368)	—	(21)	(110)		2,346
Income tax (expense) benefit	(747	)(c)	125	56	—	76	(d)	(490	)(c)

Net income (loss)	$2,098		$(243)	$56	$(21)	$(34)		$1,856

Earnings (loss) per common share:
Diluted	$1.22		$(0.14)	$0.03	$(0.01)	$(0.02)		$1.08

Shares used in per share calculations:
Diluted	1,717		1,717	1,717	1,717	1,717		1,717

Supplemental Financial Data:
Operating Cash Flow	$2,739	$(376	)(f)	$—	$—	$(62)	$2,301
Operating Cash Flow as a % of Revenue	50%						42%

Free Cash Flow (e)	$2,273	$(376	)(f)	$—	$—	$(152)	$1,745
Free Cash Flow as a % of Revenue	41%						32%

(a)	Includes $309 million in interest and dividend income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, and $76 million in net realized gains on investments, partially offset by $17 million in losses on derivative instruments, primarily related to the increase in the fair values of the put option liabilities related to our share repurchase program, $17 million in other-than-temporary losses on investments and $2 million of interest expense.

(b)	Includes $30 million in equity in losses of investees, $3 million in other-than-temporary losses on investments and $1 million of interest expense, partially offset by $18 million in net realized gains on investments and $3 million in interest and dividend income.

(c)	The tax rate of 21% for the first nine months of fiscal 2006 for total QUALCOMM (GAAP) is lower than the estimated annual effective tax rate of 22% due primarily to $56 million of tax benefits recorded in the first quarter related to the expected impact of prior year tax audits completed in that quarter.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, will equal the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma, the tax adjustment column and the tax provision related to estimated share-based compensation from the tax provision for total QUALCOMM (GAAP).

(e)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Condensed Consolidated Statements of Cash Flows and Marketable Securities for the nine months ended June 25, 2006, included herein.

(f)	Tax benefits from stock options exercised during the quarter.

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 17 of 21
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING PRO FORMA CASH FLOWS FROM CASH,
CASH EQUIVALENTS AND MARKETABLE SECURITIES TO TOTAL QUALCOMM CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended June 25, 2006
		Estimated			Total
	QUALCOMM	Share-Based			QUALCOMM
	Pro Forma	Compensation		QSI	(GAAP)

Earnings before taxes, depreciation, amortization and other adjustments (1)	$1,035	$(103)		$(29)	$903
Working capital changes and taxes paid (2)	(81)	—		(6)	(87)

Net cash provided (used) by operating activities	954	(103)		(35)	816

Capital expenditures	(159)	—		(23)	(182)

Free cash flow (Net cash provided by operating activities less capital expenditures)	795	(103)		(58)	634

Net additional share capital	155	—		—	155
Repurchase and retirement of common stock	(1,165)	—		—	(1,165)
Tax benefits from stock options exercised during the quarter	—	103		—	103
Dividends paid	(202)	—		—	(202)
Other investments and acquisitions, net of cash acquired	(113)	—		(7)	(120)
Other items, net	11	—		5	16
Changes in fair value and other changes to marketable securities	(102)	—		23	(79)
Marketable securities pending settlement	(31)	—		—	(31)
Transfer from QSI (3)	20	—		(20)	—
Transfer to QSI (4)	(67)	—		67	—

Net (decrease) increase in cash, cash equivalents and marketable securities (5)	$(699)	$—		$10	$(689)

(1) Reconciliation to GAAP:
Net income (loss)	$726	$(83)		$—	$643
Share-based compensation, net of tax benefit	—	83		—	83
Other non-cash adjustments (a)	305	(103	)(b)	(17)	185
Net realized gains on marketable securities and other investments	(22)	—		(12)	(34)
Net taxes paid	26	—		—	26

Earnings before taxes, depreciation, amortization and other adjustments	$1,035	$(103)		$(29)	$903

(2) Reconciliation to GAAP:
Increase in cash resulting from changes in working capital	(55)	$—		$(6)	$(61)
Net taxes paid	(26)	—		—	(26)

Working capital changes and taxes paid	$(81)	$—		$(6)	$(87)

(3) Cash from loan payments and sale of equity securities.
(4) Funding for strategic debt and equity investments and other QSI operating expenses.
(5) Reconciliation to GAAP cash flow statement:
Net decrease in cash and cash equivalents (GAAP)	$(624)	$—		$—	$(624)
Net purchases and maturities of marketable securities	58	—		(13)	45
Net (decrease) increase in fair value and other changes to marketable securities	(102)	—		23	(79)
Net decrease in marketable securities pending settlement	(31)	—		—	(31)

Net (decrease) increase in cash, cash equivalents and marketable securities	$(699)	$—		$10	$(689)

(a)	See detail below.
(b)	Tax benefits from stock options exercised during the quarter.

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 18 of 21
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING PRO FORMA CASH FLOWS FROM CASH,
CASH EQUIVALENTS AND MARKETABLE SECURITIES TO TOTAL QUALCOMM CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended June 25, 2006
		Estimated		In-		Total
	QUALCOMM	Share-Based	Tax	Process		QUALCOMM
	Pro Forma	Compensation	Adjustment	R&D	QSI	(GAAP)
Earnings before taxes, depreciation, amortization and other adjustments (1)	$2,942	$(376)	$—	$—	$(86)	$2,480
Working capital changes and taxes paid (2)	(203)	—	—	—	24	(179)

Net cash provided (used) by operating activities	2,739	(376)	—	—	(62)	2,301
Capital expenditures	(466)	—	—	—	(90)	(556)

Free cash flow (Net cash provided by operating activities less capital expenditures)	2,273	(376)	—	—	(152)	1,745
Net additional share capital	623	—	—	—	—	623
Repurchase and retirement of common stock	(1,165)	—	—	—	—	(1,165)
Tax benefits from stock options exercised during the period	—	376	—	—	—	376
Dividends paid	(500)	—	—	—	—	(500)
Other investments and acquisitions, net of cash acquired	(376)	—	—	—	(14)	(390)
Other items, net	11	—	—	—	9	20
Changes in fair value and other changes to marketable securities	11	—	—	—	48	59
Marketable securities pending settlement	29	—	—	—	—	29
Transfer from QSI (3)	41	—	—	—	(41)	—
Transfer to QSI (4)	(170)	—	—	—	170	—

Net increase in cash, cash equivalents and marketable securities (5)	$777	$—	$—	$—	$20	$797

(1) Reconciliation to GAAP:
Net income (loss)	$2,098	$(243)	$56	$(21)	$(34)	$1,856
Share-based compensation, net of tax benefit	—	243	—	—	—	243
Other non-cash adjustments (a)	806	(376) (b)	(56)	21	(34)	361
Net realized gains on marketable securities and other investments	(76)	—	—	—	(18)	(94)
Net taxes paid	114	—	—	—	—	114

Earnings before taxes, depreciation, amortization and other adjustments	$2,942	$(376)	$—	$—	$(86)	$2,480

(2) Reconciliation to GAAP:
Increase in cash resulting from changes in working capital	$(89)	$—	$—	$—	$24	$(65)
Net taxes paid	(114)	—	—	—	—	(114)

Working capital changes and taxes paid	$(203)	$—	$—	$—	$24	$(179)

(3) Cash from loan payments and sale of equity securities.
(4) Funding for strategic debt and equity investments and other QSI operating expenses.
(5) Reconciliation to GAAP cash flow statement:
Net decrease in cash and cash equivalents (GAAP)	$(915)	$—	$—	$—	$—	$(915)
Net purchases and maturities of marketable securities	1,652	—	—	—	(28)	1,624
Net increase in fair value and other changes to marketable securities	11	—	—	—	48	59
Net increase in marketable securities pending settlement	29	—	—	—	—	29

Net increase in cash, cash equivalents and marketable securities	$777	$—	$—	$—	$20	$797

(a)	See detail below.
(b)	Tax benefits from stock options exercised during the period.

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 19 of 21
QUALCOMM Incorporated
SUPPLEMENTAL DETAIL TO THE
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
(In millions)
(Unaudited)

		Three Months Ended June 25, 2006
			Estimated		Total
		QUALCOMM	Share-Based		QUALCOMM
		Pro Forma	Compensation	QSI	(GAAP)
(a)	Other non-cash adjustments are comprised of:
	Depreciation and amortization	$66	$—	$3	$69
	Tax benefits from stock options exercised during the quarter	—	(103)	—	(103)
	Non-cash income tax expense (benefit)	224	—	(26)	198
	Other non-cash charges	15	—	6	21

	Total non-cash adjustments	$305	$(103)	$(17)	$185

		Nine Months Ended June 25, 2006
			Estimated				Total
		QUALCOMM	Share-Based	Tax	In-Process		QUALCOMM
		Pro Forma	Compensation	Adjustment	R&D	QSI	(GAAP)
(a)	Other non-cash adjustments are comprised of:
	Depreciation and amortization	$184	$—	$—	$—	$6	$190
	Tax benefits from stock options exercised during the period	—	(376)	—	—	—	(376)
	Non-cash income tax expense (benefit)	632	—	(56)	—	(76)	500
	Other non-cash charges and (credits)	(10)	—	—	21	36	47

	Total non-cash adjustments	$806	$(376)	$(56)	$21	$(34)	$361

RECONCILIATION OF PRIOR YEAR PRO FORMA FREE CASH FLOW
TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(In millions)
(Unaudited)

	Three Months Ended June 26, 2005
			Total
	QUALCOMM		QUALCOMM
	Pro Forma	QSI	(GAAP)
Net cash provided by operating activities	$520	$3	$523
Capital expenditures	(152)	(4)	(156)

Free cash flow (Net cash provided by operating activities less capital expenditures)	$368	$(1)	$367

	Nine Months Ended June 26, 2005
			Total
	QUALCOMM		QUALCOMM
	Pro Forma	QSI	(GAAP)
Net cash provided by operating activities	$1,741	$—	$1,741
Capital expenditures	(356)	(82)	$(438)

Free cash flow (Net cash provided by operating activities less capital expenditures)	$1,385	$(82)	$1,303

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 20 of 21
QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	June 25,	September 25,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$1,155	$2,070
Marketable securities	4,716	4,478
Accounts receivable, net	695	544
Inventories	259	177
Deferred tax assets	316	343
Other current assets	133	179

Total current assets	7,274	7,791
Marketable securities	3,607	2,133
Property, plant and equipment, net	1,420	1,022
Goodwill	1,236	571
Deferred tax assets	483	444
Other assets	693	518

Total assets	$14,713	$12,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$501	$376
Payroll and other benefits related liabilities	241	196
Unearned revenue	176	163
Other current liabilities	418	335

Total current liabilities	1,336	1,070
Unearned revenue	144	146
Other liabilities	235	144

Total liabilities	1,715	1,360

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at June 25, 2006 and September 25, 2005, respectively	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,656 and 1,640 shares issued and outstanding at June 25, 2006 and September 25, 2005, respectively	—	—
Paid-in capital	7,325	6,753
Retained earnings	5,684	4,328
Accumulated other comprehensive (loss) income	(11)	38

Total stockholders’ equity	12,998	11,119

Total liabilities and stockholders’ equity	$14,713	$12,479

QUALCOMM Announces Third Quarter Fiscal 2006 Results	Page 21 of 21
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 25,	June 26,	June 25,	June 26,
	2006	2005	2006	2005
Revenues:
Equipment and services	$1,240	$882	$3,512	$2,708
Licensing and royalty fees	711	476	2,015	1,404

Total revenues	1,951	1,358	5,527	4,112

Operating expenses:
Cost of equipment and services revenues	559	389	1,596	1,204
Research and development	395	259	1,126	740
Selling, general and administrative	293	150	795	452

Total operating expenses	1,247	798	3,517	2,396

Operating income	704	560	2,010	1,716

Investment income, net	120	126	336	307

Income before income taxes	824	686	2,346	2,023
Income tax expense	(181)	(126)	(490)	(418)

Net income	$643	$560	$1,856	$1,605

Basic earnings per common share	$0.38	$0.34	$1.12	$0.98

Diluted earnings per common share	$0.37	$0.33	$1.08	$0.95

Shares used in per share calculations:
Basic	1,675	1,633	1,661	1,640

Diluted	1,728	1,683	1,717	1,697

Dividends per share paid	$0.12	$0.09	$0.30	$0.23

Dividends per share announced	$0.12	$0.09	$0.30	$0.23